EXHIBIT 10.1

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This CONTRACT OF LEASE made and entered into this 11th day of October, 2007 by and between:

AVERON HOLDINGS CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Philippines, with principal office address at Jaka 6780 Building, 6780 Ayala Avenue, Makati City, represented herein by its Assistant Vice President & Senior Vice President, LODA C. PAPILLA & ADELINE N. CARBONELL (hereinafter referred to as the LESSOR);

- and –

MBS TEK CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Philippines, with principal office address at the 2/F Astillero Bldg., Oro Site, Quezon Ave. Ext., Legaspi City 4500 and local address at the 6/F RCC Center, Shaw Blvd., Pasig City, represented herein by its _______________, __________________, (hereinafter referred to as the LESSEE);

         - W I T N E S S E T H:  That -

WHEREAS, the LESSOR is the true, lawful and registered owner of the JAKA 6780 Building (the "Building"), consisting of Fifteen (15) storeys with penthouse and basement, situated at 6780 Ayala Avenue, Makati City;

WHEREAS, the LESSEE desires to lease a portion of the Building and the LESSOR is willing to let the same to the LESSEE;

NOW, THEREFORE, for and in consideration of the foregoing premises and the conditions and stipulations hereinafter set forth, the LESSOR hereby leases unto the LESSEE the 5th Floor of the Building, described below, under the following terms and conditions:

1.  LEASED PREMISES  - The premises subject of this Contract (the "Leased Premises") shall consist of a gross area of  1,017  square meters, of the 5th Floor of the Building, as shown on the sketch plan attached hereto as Annex "A" and made an integral part hereof.

This lease does not extend to the exterior portion of the Leased Premises, nor to the corridors, passageways or hallways, lobbies and the like, around or adjacent to the Leased Premises, and the painting, posting or affixing of business signs, notices or advertising media (if any be allowed by prior written consent of LESSOR) in the exterior portions of the Leased Premises shall not be construed as permitting or effecting an extension of this lease to such portions.

2.
TERM OF LEASE - This Contract shall be for a period of three (3) years, commencing on September 19, 2007 and automatically terminated on September 18, 2010 subject to renewal for another three (3) years, upon such terms and conditions to be mutually agreed upon by the parties.  In case the LESSEE decides not to renew the contract; it must inform the LESSOR in writing at least sixty (60) calendar days before expiry of the lease term.  Should the LESSEE holdover and remain in possession of  the premises after the expiration or its renewal or extension without the LESSOR’S consent, such holdover or continuous possession shall not be deemed as a renewal of the lease, and the LESSEE shall be obliged to pay a monthly rent equivalent to one hundred fifty percent (150%) of the basic rent without prejudice to any right of the LESSOR to file an ejectment suit to compel recovery of the premises and recover whatever damages it may suffer because of unlawful detainer.

No interruption in the physical possession by the LESSEE for any reason shall serve to extend the term of this lease. The LESSOR shall be entitled to the immediate recovery of the possession of the Leased Premises upon such automatic termination, without the necessity of any previous notice or demand, or of any judicial action for ejectment or recession; provided, however, that the continued possession by LESSEE of the Leased Premises for fifteen (15) calendar days or more after the said automatic termination of this Contract shall never be interpreted as implied renewal thereof, the provisions of Article 1670 of the new Civil Code to the contrary notwithstanding, and no matter how long LESSEE may continue the illegal possession of the Leased Premises thereafter, LESSOR shall always retain the right to eject LESSEE pursuant to the provisions of Sections 38 (a) and 38 (b) herein-below, which sections shall continue to have full force and effect; provided, finally, that if the LESSEE should persist in occupying the Leased Premises without any valid lease contract in writing after the expiration or earlier termination of this Contract, then LESSEE shall be liable to pay LESSOR such reasonable value for the use and enjoyment of said Leased Premises as may be determined by LESSOR in its sole discretion, over and above any damages.

The Parties agree that the Lessee shall be given a two (2) months rent-free fit out period which shall commence on July 19, 2007 until September 18, 2007, provided that, utilities and Common Area Charges for this period shall be for the exclusive account of the Lessee. Moreover, during the said fit-out period, the LESSEE, its officers, employees, and agents are permitted to enter the Leased Premises for the purpose of renovating the same, provided that improvements to be made on the premises shall be subject to appropriate permits and licenses and/or approvals by Landev Corporation as administrators of the building.

3.  PRE-TERMINATION OF CONTRACT  - Should the LESSEE wish to pre-terminate this Contract of Lease for whatever reason, the LESSEE shall notify the LESSOR in writing at least  sixty (60) calendar days in advance of the pre-termination date, and shall, simultaneous therewith, pay to the LESSOR a pre-termination penalty in an amount equivalent to one (1) month’s rental.

4.
RENTAL -For and in consideration of the use of the Leased Premises, the LESSOR requires the LESSEE and the latter hereby agree to pay monthly rental, to be paid to the LESSOR’s office address in advance and within the first five (5) working days of the month. The basic monthly rental of FOUR HUNDRED FIFTY-FIVE THOUSAND SIX HUNDRED SIXTEEN  PESOS & 00/100 (Php 455,616.00), Philippine Currency, inclusive of 12% VAT, Payment shall commence on the 1st month of the Lease Term and shall be covered by acceptable post dated checks to be issued by batches of twelve (12) checks each batch to be issue and submitted on the last month of each year prior to the next year of the lease period, as follows:

a.	Eleven (11) postdated checks for the first (1st) year of the lease period submitted upon signing of the lease contract;
b.	Twelve (12) postdated checks for the second (2nd) year of the lease period submitted on the tenth (10) month of the first (1st) year of the lease contract;
c.	Ten (10) postdated checks for the third (3rd) year of the lease period submitted on the tenth (10) month of the second (2nd) year of the lease contract.

The amount of checks for the 2nd year shall be adjusted accordingly based on the applicable escalation rate for that year.  No rentals shall be recognized as having been paid unless evidenced by an Official Receipt of the Lessor.  Neither payment of rentals made by the Lessee to unauthorized person are to be recognized.

All payments shall be made without the necessity of any previous demand or service of a collector, it being understood that in case of default, any amount owing shall automatically bear interest at the rate of two percent (2%) per month, plus penalty of two percent (2%) per month computed from the due date until fully paid, and in addition, LESSEE shall be liable to LESSOR for an additional sum equivalent to twenty-five percent (25%) of the rentals due and unpaid as attorney's fees in the event of litigation, without prejudice to the LESSOR's right to terminate this Contract and to eject the LESSEE as hereinafter set forth.  Furthermore, and in addition to the foregoing, in the event LESSEE incurs any delay in the payment of rentals for a period of thirty (30) calendar days or more, the LESSOR shall be entitled to summarily cut off all electricity, telephone, water and other utility services to the Leased Premises.

The LESSEE shall, upon the execution of this Contract, make a deposit with the LESSOR in amount equivalent to three (3) months rental amounting to ONE MILLION THREE HUNDRED SIXTY-SIX THOUSAND EIGHT HUNDRED FORTY-EIGHT PESOS & 00/100 (Php 1,366,848.00) Philippine Currency, inclusive of 12% VAT, as advance rental.  The said advance rental shall be applicable on the first   and the last months of the lease term.

There would be an escalation rate at ten percent (10%) per annum based on the applicable monthly rental rates, which shall commence effective on the second (2nd) year of the lease term  and every year thereafter until  the third (3rd) year.

LEVEL              PERIOD OF LEASE             RATE/SQ.M.                       RENTAL (VAT exclusive)
                      2007 - 2008                       Php400.00/sq.m.                   Php406,800.00 / month
                             2008 - 2009                       Php440.00/sq.m.                   Php447,480.00 / month
                             2009 - 2010                       Php484.00/sq.m                    Php492,228.00 / month

            5.  COMMON AREA CHARGES - In addition to the rent, Lessee agrees to pay, once each calendar month, its proportionate share of all cost and expenses of every kind and nature as may be paid or incurred by Lessor during the term of this Lease for the Common Areas, which shall include, but not be limited to, security services, janitorial services, water and electrical charges and other utilities and services for the Common Areas, right of way charges, management and administrative services and expenses.  Lessee’s share will be in accordance with the schedule of Common Area Charges set forth below.

P 100.00 / sq.m./ month or ONE HUNDRED ONE THOUSAND SEVEN HUNDRED PESOS   (P101,700.00)

As the exigencies of the situation may require, reasonable increase in Common Area Charges will be effected upon proper notification of the parties.

6.  SECURITY DEPOSIT  - The LESSEE shall, upon  signing of this Contract or conformity to the notice of approval whichever comes earlier, pay the LESSOR an amount equivalent to three (3) months rentals,  amounting to ONE MILLION TWO HUNDRED TWENTY THOUSAND FOUR HUNDRED PESOS  & 00/100 (Php 1,220,400.00), Philippine Currency, which deposit shall be considered and held by the LESSOR as security for the full and faithful observance and performance by the LESSEE of all of the terms, conditions and provisions of this Contract.

In the event of LESSEE's failure to comply with any of the terms and conditions of this Contract, the LESSOR may, at its option, appropriate and apply the said deposit or a part thereof as may be necessary to compensate the LESSOR for whatever expense, loss or damage it may sustain on account of such breach by the LESSEE.  The giving of a security deposit to guarantee the payment of rentals falling due after date does not extinguish or novate the obligation to satisfy the same or impair the right of the LESSOR to terminate and/or to bring an action for unlawful detainer.  Should the entire deposit or any part thereof be appropriated or applied by the LESSOR, whether for the payment of rental in arrears or other sums due and payable to the LESSOR by the LESSEE hereunder, then the LESSEE shall, upon written demand by the LESSOR, immediately remit to the LESSOR such amount or amounts as will be sufficient to restore the said deposit to the sum required to be deposited hereunder, and the LESSEE'S failure to do so within five (5) calendar days after receipt of such demand shall constitute a breach of this Contract.

If the LESSEE has fully and faithfully complied with all of the terms, conditions and provisions hereunder, all utility bills, common area and other charges accruing up to and when the LESSEE vacates the leased premises, said security deposit or any remaining portion thereof shall be returned to the LESSEE within sixty (60) calendar days after LESSEE has actually and permanently vacated the leased premises or until such time that charges for utilities and common area expenses as well as other miscellaneous charges have been determined and applied against the security deposit.  It is further understood that the deposit shall not earn any interest whatsoever.

7.  UTILITIES - The LESSEE shall pay for its own electricity, water, telephone, air conditioning, telex and other utilities and facilities used by it in the Leased Premises up to the actual date when LESSEE vacates the Leased Premises, as and when billed to the LESSEE.  Section 4, second paragraph shall also apply herein.

Any other amount required to be paid by the LESSEE to the LESSOR hereunder shall, if unpaid on its due date, similarly earn interest at the rate of two (2) percent per month starting from the date of default.  Any amount advanced by the LESSOR for and in behalf of LESSEE with the LESSEE's consent, or without such consent if the advance was made by the LESSOR to protect its own interest, shall become due and demandable within five (5) calendar days from the date LESSEE is notified in writing by the LESSOR of such amount advanced by the LESSOR, and shall also earn interest at the rate of two (2%) percent per month from such date until the said amount is fully paid and settled.

8.  FACILITIES AND/OR SERVICES USED IN COMMON - The cost of maintenance of facilities and/or services used in common by the LESSEES of the Building such as canteen, hallways, comfort rooms, parking spaces and the like shall be borne by all the LESSEES using their respective proportionate share.  Such services may include, but not limited to, janitorial, maintenance, security, electrical, plumbing and air-con maintenance.  The provision of Section 4, second paragraph, shall also apply herein.

9. USE OF THE PREMISES - The Leased Premises shall be used exclusively by the LESSEE for office purposes only.  LESSEE shall not divert the Leased Premises to any other use without the prior written consent of the LESSOR.  It is expressly agreed that, if at any time during the existence of this lease and without the previous written consent of the LESSOR, the Leased Premises are used for any other purposes, the LESSOR shall have the absolute right to rescind this Contract in accordance with paragraph 38 hereof.

9. A.  FLOOR LOAD  - No portion of the Leased Premises shall be loaded in excess of 45.5 kilos (100 pounds) per square foot at the ground floor, and 36.4 kilos (80 pounds) per square foot on the remaining floors, nor shall any safe or other articles in excess of 221 kilos (500 pounds) be placed in or removed from the Leased Premises without the prior written consent of LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed

9. B.  SHADES, AWNINGS, SIGNS, ADVERTISEMENTS, ETC.  -  No shades, awnings, blinds or window guards shall be installed or used in or about the Leased Premises without the prior written consent of the LESSOR, nor shall any sign, advertisement or notice of any kind be inscribed, painted, affixed or displayed on any of the windows, doors or any part of the outside of the Leased Premises without the prior written consent of LESSOR first obtained, which consent, however, shall not be unreasonably withheld.

Only the LESSEES of ground floor office spaces fronting the road, shall be entitled to inscribe, paint, affix or display any such sign, advertisement or notice; provided, that such signs, advertisements or notices are placed and limited within the area of the ground floor of the Building.

10.  CARE OF EQUIPMENT AND THE LEASED PREMISES -

a) Any breakdown in, damage to, or non-operation of:
                      1.  Elevators;
                      2.  Emergency power supply system and electrical control station;
                      3.  Air conditioning; and
                      4.  Water pumps;

occasioned by the negligence and/or willful acts of the LESSEE, its employees and agents, visitors or guests shall be chargeable to the account of the LESSEE.

b) The LESSEE shall, at its sole expense, maintain the Leased Premises in a clean and sanitary condition, free from obnoxious odors, disturbing noises, or other nuisances.  Upon the expiration or earlier termination of this lease, the LESSEE shall surrender and return the Leased Premises and all its fixtures in good condition, ordinary wear and tear excepted. Any injury or damage to the Leased Premises or the Building or any part thereof, caused by LESSEE, its employees and agents, guests and visitors, shall be repaired or replaced immediately by LESSEE at its own expense; provided that, if the LESSEE should fail to do so, the LESSOR may, at its discretion, effect the repair and/or replacement and charge the cost thereof to the LESSEE.

c) The LESSEE shall take reasonable precautions necessary to protect the interior of the Leased Premises against damage by storm, typhoon or like threats.  The LESSEE shall also see to it that the Leased Premises are used in a manner that will not disturb the peace and tranquility of the other tenants of the Building.

11.  AIR-CONDITIONING  - The centralized air-conditioning facilities in the Floor where the Leased Premises are located will be in operation from 8:00 A.M. to 5:00 P.M. from Monday to Fridays (exclusive of holidays), and from 8:00 A.M. to 12:00 noon on Saturdays (also excluding holidays).  The cost of maintenance of the centralized air-conditioning facilities shall be borne by the Lessees of the Building in proportion to their respective floor areas.  In the event the LESSEE requests and LESSOR grants the use of the air-conditioning facilities beyond the regular hours aforestated, the LESSEE shall answer for the additional electricity consumption and cost of additional usage and maintenance of the facilities as billed by LESSOR; all such charges and costs shall be paid within thirty (30) days from receipt of the LESSOR's billing.

12.A.  OTHER ELECTRICAL APPLIANCES - No additional air-conditioning units other than the centralized air-conditioning system shall be allowed to be used or installed in the Leased Premises without the written consent of the LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed..  Except for the usual electrical office equipment or appliances such as electric typewriters, computers, calculators, photocopying machines, mimeographing machines, telex or fax machines, small refrigerator and small coffee maker, no other electrical equipment or appliance shall be installed or used in the Leased Premises without the prior written consent of the LESSOR.  The use of gas/electric stoves/ovens for the purpose of cooking food, heating of water or cooked food, beverages or other liquids is absolutely prohibited.

12.B.  EXTRA ELECTRICAL OUTLETS, ETC.  -  The installation of additional electric, water, telephone and/or teletype connections in the Leased Premises shall be for the account and expense of the LESSEE and may be made only after obtaining the written consent and approval of the LESSOR.

Uniform standard electric fixtures found in the Leased Premises at the commencement of the lease have been supplied by the LESSOR; thereafter. any replacement thereof shall be at the expense of the LESSEE and with the prior written consent of the LESSOR which consent shall not be unreasonably withheld, conditioned or delayed.

13.  EMERGENCY GENERATOR SET - The Building is provided with an emergency generator set in case of power failure.  Subject to the written approval of the LESSOR, the LESSEE may avail the use of said generator set by tapping or connecting its electrical devices with said generator set.  The LESSEE shall pay its corresponding proportionate consumption of electricity, including the costs of installation and maintenance thereof, to the LESSOR.

The emergency generator set facility shall be in operation from 8:00 A.M. to 5:00 PM from Monday to Friday (exclusive of holidays), and from 8:00 A.M. to 12:00 noon on Saturdays (also excluding holidays).  In the event the LESSEE desires to avail of said facility beyond the aforementioned regular hours, the LESSEE shall make special arrangements with the LESSOR for such extended availment and inform the latter at least two (2) hours prior to the intended time of extended use, subject to LESSOR's determination as to whether said facility may be availed of to service the LESSEE'S requirement.

14.  DISCLAIMER OF LIABILITY - The LESSOR shall not be held liable by the LESSEE in any manner for the non-operation (due to breakdown or any other cause) of the emergency generator set, elevators, water pump and/or other facilities of the Building or the Leased Premises, nor for the failure of electricity or other utilities due to causes beyond the control of LESSOR.

15.  TRANSFER OF OWNERSHIP OF BUILDING– In the event ownership of the Leased Premises is transferred to another person or entity, all the terms and conditions of this Contract shall remain valid and subsisting and shall be binding on the transferee. In such an event, the parties hereto agree to execute another contract of lease for the remainder of the Lease Period or any extension or renewal thereof, containing exactly the same terms and conditions as herein contained, to be signed by the transferee of the Building and the LESSEE.

16.           AREAS OF INGRESS/EGRESS - The external sidewalks, doorways, entries, alleyways, passages, corridors, stairways, fire escapes and elevators and lobbies of the Building shall not be obstructed nor used by the LESSEE for any other purpose than ingress to and egress from the Leased Premises or the Building.

17.  INFLAMMABLE AND EXPLOSIVE MATERIALS  - The LESSEE shall not bring into or store in the Leased Premises or the Building or any part thereof, any material or thing that is inflammable or explosive in nature, nor install therein any apparatus, machinery or equipment (except those which may ordinarily or reasonably be used or needed by LESSEE in the pursuit of its business) which may cause obnoxious odors, pollution, tremors or noise or which may expose the Leased Premises to fire or increase the fire hazard of the Building or which may tend to increase the insurance rate for the Building, or any other articles which the LESSOR may reasonably prohibit, it being understood that should the LESSEE violate this provision, it shall be answerable for all damages caused thereby.

18.  SUB-LEASE OR ASSIGNMENT OF LEASE - The LESSEE shall not directly or indirectly sub-lease, or assign, transfer, convey or in any manner encumber his right of lease over the Leased Premises or any portion thereof under any circumstances and in any form whatsoever; any contract that may be made, or transaction entered into, in violation of this provision shall be null and void.  It is expressly understood and agreed by the parties that the business reputation and financial capacity of the LESSEE as herein represented, and the nature of the occupancy of the Leased Premises as above restricted and constituted, are special considerations and inducements for the granting of this lease contract by the LESSOR; consequently, any violation, direct or indirect, of any of the stipulations hereof, including this provision on the prohibition against sub-lease and assignment of lease, shall automatically and irrevocably terminate this Contract of Lease from the time such violation occurs. The LESSOR, however, has the absolute and unrestricted right to assign, transfer or otherwise convey its rights under this Contract in favor of any person, affiliate or subsidiary.

19.  JANITORIAL, SECURITY AND OTHER SERVICES  - Janitorial, maintenance, security and/or other services in the Leased Premises exclusively used or enjoyed by the LESSEE shall be the exclusive responsibility of, and for the sole and exclusive account of the LESSEE, who shall make the necessary arrangements with and pay directly to the parties concerned.  Facilities and/or services used in common by Lessees of the Building shall be paid for by them in proportion to the areas leased by them.  Such services may include, but not limited to, janitorial, maintenance, security, electrical, plumbing and air-con maintenance.

20.  TAXES, LICENSES AND PERMITS - The LESSEE hereby agrees to pay all charges, taxes, assessments and impositions which may, at any time during the lease period, be imposed or charged by the governmental authority in respect of the operation of the LESSEE's business on the Leased Premises.  The LESSEE shall obtain, in its own name, all licenses and permits required for the operation of its business.

In addition, LESSEE shall be liable to Value Added Tax on all payments made to the LESSOR except when the LESSEE is exempted from Value Added Tax as attested to by a VAT-Exempt Certificate.

21.  GARBAGE RECEPTACLES  -  The LESSEE shall provide itself, at its own expense and cost, with receptacles which the Municipal Ordinances and the Ayala Commercial Estate Association or its successors may require to hold and contain waste matter, garbage and refuse and shall deposit them within the Leased Premises or at such places as may be designated by LESSOR.  The garbage fees assessable against the Building shall be paid by the LESSEES in proportionate share.

22.  INSURANCE  - The LESSEE shall be responsible for obtaining the appropriate insurance coverage on its properties and improvements found or located within the Leased Premises.

23.           SECURITY - LESSOR shall provide a 24-hour security detail to police the main entrance(s) and exit(s) of the Building, but LESSOR shall not in any manner be held accountable or liable for any loss or damage that may be suffered by the LESSEE in or about the Leased Premises or any part of the Building due to theft, robbery, arson and other crimes.  LESSEE may provide its own security guards for its Leased Premises, but LESSEE shall give prior written notice to the Building Administrator of the assignment of such security guards, and furnish such details and other information as may be reasonably requested.  The LESSEE shall cause its security guards to  (i) coordinate and cooperate fully with the LESSOR's security detail at all times, and  (ii) be subject to the overall supervision and direction of the Building Administrator.

24.  DESTRUCTION OF LEASED PREMISES  - If the Leased Premises are destroyed in whole or in substantial part by fire, earthquake or any other cause not attributable to the acts of the LESSEE, its agents and employees, guests, customers or visitors, then this lease shall ipso facto terminate, and LESSOR shall have no further obligation to LESSEE except to return the unused portion of the paid rent to the LESSEE within a reasonable period of time, and the latter shall immediately vacate and surrender the Leased Premises to the LESSOR.  In case of minor damage to the Leased Premises due to fire, earthquake or any other cause not attributable to the acts of the LESSEE, its employees, guests, customers or visitors, the LESSOR shall undertake expeditious repairs of such damage.

25.  EXPROPRIATION - In the event that expropriation proceedings involving or affecting the Leased Premises or the Building are instituted during the period of this lease by any instrumentality of the Government or by any other entity with authority to exercise such power, either party may rescind this Contract should the Leased Premises become no longer useful for the purposes of this lease, upon giving the other party thirty (30) calendar days' prior written notice thereof.  In case of such expropriation, the LESSEE hereby unconditionally and irrevocably relieves and releases the LESSOR from any and all liability under this Contract, without prejudice to whatever recourse the LESSEE may have against the expropriating entity on account of damage done or caused to it or its properties.

26.  DISTURBANCE OF POSSESSION - Disturbance or discontinuance of the LESSEE's possession of the Leased Premises due to causes beyond the reasonable control of the LESSOR shall confer no right of any kind to the LESSEE as against the LESSOR.

27. STRIKES, LOCKOUTS AND OTHER LABOR DISPUTES - In the event that, as a result of labor disputes or activities involving the LESSEE or arising in anyway from the conduct of LESSEE's business, a picket line is established upon the Leased Premises or in the vicinity thereof, or there is any other activity which, in the judgment of the LESSOR, interferes with or affects the operations of the LESSOR and the other lessees, the LESSOR may terminate this Contract by advance written notice to the other party.  Any extra security services contracted by the LESSOR by reason of such occurrence(s) shall be for the account of the LESSEE.

28.  ABANDONMENT OF LEASED PREMISES  - In case the Leased Premises shall be abandoned, deserted or vacated before the expiration of this lease, or any of the terms and stipulations hereof be violated, the LESSOR shall have the right to enter the same as the agent or attorney-in-fact of the LESSEE, and the LESSOR shall furthermore have the option to relet the same to any other party without prejudice to any right of action against the LESSEE.

29.  RENOVATIONS, ALTERATIONS, ADDITIONS, OR IMPROVEMENTS  - The LESSEE shall not make or introduce any alterations, renovations, improvements or additions to the Leased Premises or to the Building without first securing the prior written consent of LESSOR.  LESSOR, however, has the absolute and unqualified right to refuse any request of LESSEE to make or introduce such alterations, renovations, additions or improvements as do not meet the specifications of, or are otherwise unacceptable to the LESSOR.  However, the prior consent of the LESSOR shall not relieve the LESSEE from the responsibility of obtaining the relevant permit from the appropriate governmental authorities; neither will it relieve the LESSEE from full compliance with all Building or Fire Codes and Regulations.  All expenses for any permit and government inspection fee shall be for the LESSEE's own account.  The LESSOR shall have the right to inspect the work during and after completion thereof to assure such compliance.

Upon the expiry or earlier termination of this Contract, all fixed and permanent improvements introduced or made on the Leased Premises by the LESSEE shall inure to the benefit of, and become the property of the LESSOR without any need to reimburse the cost thereof to the LESSEE.  All apparatus, fixtures and equipment as well as constructions, shelving, and the like, which are not permanently attached to the Leased Premises or to the Building and which may be removed without damage to the Leased Premises or the Building or any part thereof, shall remain the property of the LESSEE, to be removed from the Leased Premises upon the expiration or earlier termination of this Contract, without prejudice to LESSOR's right of retention to defray any and all damage, loss or expense caused by or unpaid rent due from LESSEE.

30.  REPAIRS AND MAINTENANCE - LESSEE shall, at its own expense, maintain the Leased Premises in good order and condition.  All expenses for replacement of electrical bulbs and for the repair of locks, electrical switches and all other items included in the Leased Premises, except for damages resulting from structural defects in the Building, shall be for the account of the LESSEE.  When the Leased Premises are returned, these items must be intact and in good working condition.

Breakage of glass materials or other breakable items within the Leased Premises caused by the fault or negligence of LESSEE, its agents, employees, guests or visitors, shall likewise be for the account of and be paid for by the LESSEE.

Existing electric, plumbing or other service installations in the Leased Premises and the Building shall not be tampered with, changed, altered or new installations made without the LESSEE first securing the prior written consent of LESSOR.

Damage to any part of the Leased Premises or the Building which may be caused through the malicious or negligent acts of the LESSEE, its employees, agents, guests or visitors or by persons for whose acts LESSEE is responsible, shall be the liability of and be paid for by the LESSEE.  The repair of the damages caused shall be undertaken by LESSEE thru qualified and/or licensed workmen or contractors at LESSEE's expense, and in case of failure of LESSEE to undertake immediately such repairs or restoration, the same may be effected by LESSOR and all expenses incurred therefor shall be charged against and paid by LESSEE within five (5) calendar days from written demand for payment by LESSOR.

31.  ACCESS FOR REPAIRS, ETC.  -  The LESSEE shall, at all times, provide the LESSOR and its employees, agents and representatives unhampered access to the Leased Premises for the purpose of carrying out repairs, maintenance, renovation or repainting works, or of undertaking all works necessary or useful for the preservation, conservation or decoration of the Building or any part thereof.  No compensation or claim shall be allowed against the LESSOR by reason of any inconvenience, annoyance or injury to the LESSEE'S business that may arise by virtue of the LESSOR undertaking any work covered by this provision.

32.  INSPECTION OF PREMISES - The LESSOR's agents and representatives shall have the right to enter the Leased Premises at all reasonable hours to inspect and examine the same, or at any time whenever necessary, such as in cases of fire or other emergencies, for the operation, maintenance and/or protection of the Building or its installations, and during the last six (6) months of the lease, to exhibit the Leased Premises to prospective tenants.

33. RULES, REGULATIONS, ETC.  -  The LESSEE shall at all times comply with, and shall cause its agents, employees, visitors and guests to likewise comply with, all rules and regulations which may be promulgated from time to time by the LESSOR or the Building Administrator, and with all the statutes, laws, ordinances, rules and regulations promulgated by the duly constituted authorities of the local or National Government relating to the use, occupancy, safety and sanitation of the Leased Premises and of the Building.

34.  COMPLIANCE WITH LAWS  - In the conduct of its business, the LESSEE shall comply with all laws, decrees, ordinances, rules and regulations promulgated by the Government of the Republic of the Philippines, its subdivisions, agencies and instrumentalities and shall indemnify and render the LESSOR free from and harmless against any claims, suits, damages or proceedings arising out of or in connection with any violation thereof.

35.  LIABILITY FOR SUITS, ETC.  -  The LESSEE shall indemnify and hold the LESSOR free from and harmless against any and all actions, suits, damages, liabilities, claims, costs and expenses whatsoever arising out of or in connection with the non-compliance by the LESSEE or any of its agents, employees, guests or customers with the applicable statutes, laws, ordinances, rules and regulations referred to above.

             36.  LOSS, INJURY OR DAMAGE TO THIRD PERSONS  - The LESSEE hereby assumes full and exclusive responsibility for any loss, injury or damage to the Leased Premises itself, the LESSEE, its employees, guests, visitors or other individuals, and their respective properties, while remaining either casually or on business in any part of the Leased Premises from any cause whatsoever and further binds itself to indemnify and hold the LESSOR free and harmless from any such claim for loss, injury or damage excepting only where such loss, injury or damage is due solely to the gross negligence or fault of the LESSOR.

37.  LESSOR SHALL NOT BE LIABLE NOR RESPONSIBLE -

a)	For the presence of bugs, vermin, ants, termites and other insects, rodents and pests, if any, in the Leased Premises; but the LESSEE is required to free the Leased Premises of their presence;

b)
For the failure of water supply, electric current and/or communications systems as well as all other utilities and facilities in the Leased Premises or the Building due to causes not within the LESSOR's reasonable control;

c)
  For any loss, injury or damage caused or occasioned by, or arising from bursting or leaking of plumbing, gas, water and/or other pipes, or air- conditioning system, or the bursting, leaking destruction of any cistern, tank, wash stand, water closet, or waste pipe in, above, upon or about the Leased Premises;

d)	For any loss, damage or injury arising from the acts or negligence of LESSEE or its agents, employees, representatives or any and all other persons.

38.  TERMINATION OF LEASE  - The LESSEE agrees to promptly and peaceably return and surrender the Leased Premises at the expiration of the term of this lease or its earlier termination, as the case may be, in as good condition as reasonable wear and tear will permit and without any delay whatsoever, devoid of all occupants, furniture, articles and effects of any kind other than such properties, alterations, installations, additions or improvements, ownership over which accrues in favor of the LESSOR in accordance with the provisions of this Contract, without prejudice to LESSOR's right of retention to defray any and all damages caused by or unpaid rent due from LESSEE.

39.  NO WAIVER - The failure of the LESSOR to insist upon a strict performance of any of the terms, conditions, stipulations and covenants hereof shall not be deemed a relinquishment or waiver of any right or remedy that LESSOR may have nor shall it be construed as a waiver of any subsequent breach or default of the terms, conditions, stipulations and covenants hereof which shall continue to be in full force and effect.  No waiver by the LESSOR of any rights under this Contract shall be deemed to have been made unless expressed in writing and signed by the LESSOR.

All remedies granted to the LESSOR under this Contract or elsewhere shall be deemed cumulative and non-exclusive.

40.  BREACH OR DEFAULT  -  (a) The LESSEE agrees that all the stipulations herein shall be deemed essential conditions hereof, and that if default or breach be made of any such conditions, the LESSOR shall have the absolute and unrestricted right to terminate and cancel this Contract upon five (5) calendar days' written notice delivered at the Leased Premises or posted on the main door thereof, and in such event, the LESSEE hereby irrevocably empowers LESSOR, its authorized agents, employees and/or representatives as the LESSEE's duly authorized attorneys-in-fact, even after the termination, expiration or cancellation of this Contract, with full powers and authority to open, enter, repossess, secure, enclose, fence or otherwise take full and complete physical possession and control of the Leased Premises and all its contents without resorting to court action and/or to summarily disconnect electrical, water, telephone and other utility services to the Leased Premises; LESSEE further agrees to pay the LESSOR the proportional rent, utilities and common area expenses until such time the LESSEE actually vacates the Leased Premises regardless of the date of termination of this Contract by the LESSOR.

LESSEE furthermore irrevocably empowers LESSOR, its authorized agents, employees and representatives to take inventory and possession of whatever equipment, furniture, fixtures, articles, merchandise, etc. found in the Leased Premises belonging to LESSEE and to place the same in LESSOR's custody for safekeeping, charging the LESSEE the corresponding storage fees therefor; that in case LESSEE fails to claim said items from storage, and simultaneously liquidate any liability with LESSOR within fifteen (15) calendar days from date of said transfer to LESSOR's custody, LESSOR is likewise hereby expressly authorized and empowered by LESSEE to dispose of said property/ies in a public sale before a Notary Public of LESSOR's choice and to apply the proceeds thereof to whatever liability and/or indebtedness LESSEE may have to LESSOR plus reasonable expenses for the same, including storage fees, and the balance if any, shall be turned over to LESSEE.

LESSEE hereby expressly agrees that any or all acts performed by LESSOR, its authorized agents, employees and/or representatives under the provisions of this paragraph may not be the subject of any petition for a writ of preliminary prohibitory or mandatory injunction in court, and that LESSOR and/or authorized agents, employees and representatives shall be free from any civil and/or criminal liability or responsibility whatsoever therefor.

In case this Contract is terminated or cancelled, whether judicially or extra-judicially, by reason of any default or breach committed by the LESSEE, the said LESSEE shall be fully liable to the LESSOR for the damages that is sustained by the latter, actual or consequential, resulting from such default or termination.

(b) JUDICIAL RELIEF  - Should the LESSOR be compelled to seek judicial relief against the LESSEE, the latter shall, in addition to any other damages that may be awarded to the LESSOR, pay an amount equivalent to 30% of the entire amount claimed in the complaint, as and by way of attorney's fees, which amount shall in no case be less than P 30,000.00, aside from the costs of litigation and the expenses which the law entitles the LESSOR to recover from the LESSEE.

41.  CAPTIONS - The captions appearing in this Contract are inserted only as a matter of convenience and for reference, and in no way define, limit or prescribe the scope and intent of this Contract or any of the provisions hereof.

42           SEPARABILITY - The invalidity or unenforceability of any provision hereof shall not affect or impair the other provisions which otherwise can be given full force and effect.

43.  ENTIRE AGREEMENT  - This Contract constitutes the complete and exclusive statement of the terms and conditions of the Contract of Lease between the parties with respect to the subject matter referred to herein.  No statement or agreement, oral or written, made prior to the execution hereof, and no prior conduct or practice of either party shall vary or modify the written terms and conditions set forth in this Contract.  No alterations, additions or variations of the terms and conditions of this Contract shall be valid unless made in writing and signed by both parties hereto.

44.  NOTICES - ALL notices or demands of any kind of which LESSOR may be required or may desire to serve on LESSEE under the terms of this lease may be served (as an alternative to personal service) by submitting a copy of such demand or notice or by mailing a copy thereof to the Leased Premises.  Service shall be deemed complete at the time of the leaving of such notice as aforesaid or within five (5) calendar days from mailing of same.  All notices from LESSEE to LESSOR may be served on LESSOR at Jaka 6780 Building Administration Office or at such other address as LESSOR may in writing designate to LESSEE.

45.  VENUES - Venue of all actions, arising from or in connection with this Contract shall be the proper courts of Makati City, all other venues being expressly waived.

46.  BUILDING ADMINISTRATOR  - The LESSEE hereby recognizes the authority of the LESSOR to designate LANDEV CORPORATION, as Property Manager, who shall act as the LESSOR's representative in all matters related to this Contract of Lease.  The LESSEE further recognizes and acknowledges the authority of LANDEV CORPORATION or its duly appointed Building Administrator in all matters pertaining to this Contract.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed and executed on the date and at the place first above written.

AVERON HOLDINGS CORPORATION	MBS TEK Corporation
(Lessor)	(Lessee)

By:  /s/ Loida C. Papilla                                                                                     By:  /s/ Emelda J. Perez

Loida C. Papilla                                                                                         Emelda J. Perez
Assistant Vice President                                                                                  VP, Human Resources

/s/Adeline N. Carbonell

ADELINE N. CARBONELL
Senior Vice President
Head – Asset management Disposition &
Remedial Group

SIGNED IN THE PRESENCE OF:

    _________________________         __________________________

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES )
MAKATI CITY ) S.S.

BEFORE ME, the undersigned Notary Public in and for Makati City this 11 day of October, 2007, personally appeared:

Name                                           Community Tax Certificate                                                                     Date/Place Issued

Loida C. Papil                                                                                     01576129                                1/12/07 - Manila
Adeline N. Carbonell                                                                                     04875172                                3/07/07- Manila
Emelda J. Perez                                                                                     18353674                                3/2/07–Quezon

Corporate Certificate                   Date/Place Issued

Averon Holdings Corp.
MBS TEK Corp.                                                                0620051467                                 07/01/05 – Mandaluyong City

known to me and to me known to be the persons who executed the foregoing instrument, and they  acknowledged to me that the same is their own free and voluntary act and deed.

This instrument pertains to a Contract of Lease covering the 1,017 square meters gross floor area of the entire 5th  Floor of JAKA 6780 Building and consists of  ______ (__) pages, including this page wherein this acknowledgment is written, as well as the attached Annex "A", duly signed by the herein parties and their instrumental witnesses.

WITNESS MY HAND AND NOTARIAL SEAL on the date and at the place first above written.

Doc. No. __52___:
Page No. __12___:
Book No. _xx____:
Series of  2007